UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

AMERICAN REBEL HOLDINGS, INC.

(Name of registrant in its charter)

NEVADA	333-201607	47-3892903
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number): (913) 303-3580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Previous Independent Accountants

On December 24, 2019, our Board of Directors received formal notice that our independent auditors, PLS CPA, A Professional Corp. (“PLS”), had made the decision to resign as our independent accountants effective December 24, 2019 due to the auditor rotation rule. The Board of Directors voted unanimously to accept the resignation.

PLS audited the financial statements of the Company for the two years ended December 31, 2018. The report of PLS on such financial statements, dated April 5, 2019, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the financial statements of the Company for the fiscal year ended December 31, 2018 expressed, in an explanatory paragraph, substantial doubt about the Company’s ability to continue as a going concern due to not generating revenue sufficient to cover operating costs and further anticipated losses .

For the past two fiscal years and subsequent interim periods though the date of resignation, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PLS, would have caused them to make reference thereto in their report on the financial statements.

During the two most recent fiscal years and the interim period to the date of their resignation, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-B. During the Company's two most recent fiscal years, and since then, PLS has not advised the Company that any of the following exist or are applicable:

(1)That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management.

(2)That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason, or

(3)That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

We have provided PLS CPA a copy of the disclosure made in response to this Item 4.01 and have requested that PLS CPA provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, PLS CPA has provided the letter attached hereto as Exhibit 16.1.

New Independent Accountants

On January 17, 2020, BF Borgers CPA PC (“BFB”), were appointed by the Company to audit our financial statements for the year ended December 31, 2019. During our two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted BFB regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company's consolidated financial statements, nor has BFB provided to the Company a written report or oral advice regarding such principles or audit opinion.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 99.1	Letter to SEC from PLS CPA, APC dated January 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: January 23, 2020	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer